UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2012, the Board of Directors (the “Board”) of Yahoo! Inc. (“Yahoo!”) increased the size of the Board from eleven to fourteen directors and appointed John D. Hayes, Peter Liguori and Thomas J. McInerney to serve as directors of Yahoo!, effective April 5, 2012. There are no arrangements between any of Messrs. Hayes, Liguori and McInerney and any other persons pursuant to which any of the new directors was selected as a director, and none of the new directors have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Hayes, Liguori and McInerney will each participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, each non-employee director will receive a retainer of $80,000 per year for service on the Board and will participate in Yahoo!’s other compensation programs for its non-employee directors. Under Yahoo!’s 1996 Directors’ Stock Plan, upon joining the Board, each of Messrs. Hayes, Liguori and McInerney will automatically receive a grant of restricted stock units (“RSUs”). The number of RSUs will be determined by dividing $220,000 by the market value of Yahoo!’s common stock on April 5, 2012 and will be pro rated based on the portion of the year that has passed since June 23, 2011, the date of Yahoo!’s 2011 Annual Meeting of Shareholders (the “2011 Annual Meeting”). Each RSU award is expected to become fully vested, subject to the director’s continued service, on the anniversary of the 2011 Annual Meeting or, if earlier, the day before Yahoo!’s 2012 Annual Meeting of Shareholders. Each vested RSU will be paid, following vesting, in a share of Yahoo! common stock. Yahoo! intends to enter into its standard form of indemnification agreement with each of Messrs. Hayes, Liguori and McInerney.

Item 8.01. Other Events.

On March 25, 2012, Yahoo! issued a press release and an email to Yahoo! employees regarding the appointment of the new directors to the Board. Copies of the press release and the email are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated March 25, 2012.

99.2	Yahoo! Inc. email to employees dated March 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Michael J. Callahan
Name: Michael J. Callahan
Title: Executive Vice President, General Counsel and Secretary

Date: March 26, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Yahoo! Inc. press release dated March 25, 2012.

99.2	Yahoo! Inc. email to employees dated March 25, 2012.